EXHIBIT 4.1

ARTICLES OF INCORPORATION

OF

ROWE FURNITURE CORPORATION

         FIRST: The name of the corporation is ROWE FURNITURE CORPORATION.

         SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted, or carried on are: To engage in any lawful activity.

         To engage in any lawful activity, and to manufacture, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise, and personal property of every class and description.

         To hold, purchase, and convey real and personal estate, and to mortgage or lease any such real and personal estate with its franchises, and to take the same by devise or bequest.

         To acquire and pay for in cash, stock, or bonds of this corporation or otherwise, the goodwill, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

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         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks, and trade names, relating to or useful in connection with any business of this corporation.

         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of or any bonds, securities, or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities, or evidences of indebtedness, to exercise all the rights, powers, and privileges of ownership, including the right to vote, if any.

         To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges, or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

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         To purchase, hold, sell, and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

         To conduct business, have one or more offices, and hold, purchase, mortgage, and convey real and personal property in this state, and in any of the several states, territories, possessions, and dependencies of the United States, the District of Columbia, and in any foreign countries.

         To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other clause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

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         FOURTH: The amount of the total authorized capital stock of the corporation shall be FIVE MILLION DOLLARS ($5,000,000) consisting of one (1) class of FIVE MILLION (5,000,000) shares of common voting stock, par value $1.00 per share.

         No holder of any share of the common stock of this corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to subscribe to, purchase, or acquire any common stock, preferred stock, convertible stock, or any other security issued or to be issued by this corporation, or to any rights, warranties, or options to purchase any thereof.

         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The name and post office address of the first board of directors, which shall be nine (9) in number, is as follows:

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G. M. Birnbach	7831 Hampden Lane
Bethesda, Maryland 20014

D. E. Dye, Jr.	5083 Crossbow Circle
Roanoke, Virginia 24014

R. V. Mathison, Sr.	44 Raynard Cove Road
Hilton Head, South Carolina 29928

H. I. Ptashek	12620 Orchard Brook Terrace
Potomac, Maryland 20854

C. T. Rosen	P. 0. Box 6
Rancho Sante Fe, California 92067

K. J. Rowe	6960 Sugar Rum Ridge
Roanoke, Virginia 24018

S. J. Silver	1735 Eye Street
Washington, D.C. 20006

J. Skarbek	3236 Pasley Avenue, S.W.
Roanoke, Virginia 24015

G. O. Woodlief	1101 Brogan Lane
Salem, Virginia 24153

         SIXTH: The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH: The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS

Norma Velasquez	1030 - 15th Street, N.W.
Washington, D.C. 20005

Richard T. Rizzi	1030 - 15th Street, N.W.
Washington, D.C. 20005

         EIGHTH: The corporation is to have perpetual existence.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

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         Subject to the By-Laws, if any, adopted by the stockholders, to make, alter, or amend the By-Laws of the corporation; By-Laws made by the Board of Directors may be repealed or changed, and new By-Laws made by the stockholders, and the stockholders may prescribe that any By-Law made by them shall not be altered, amended, or repealed by the directors.

         Subject to and in accordance with the By-Laws, to designate one or more committees to exercise the powers of the board of directors.

         TENTH: Meetings of stockholders may be held outside the State of Nevada, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 22nd day of March, 1985.

/s/ Norma Velasquez Norma Velasquez

/s/ Richard T. Rizzi Richard T. Rizzi

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District of Columbia        )    ss:

         On this 22nd day of March, 1985, before me, a Notary Public, personally appeared Richard T. Rizzi and Norma Velasquez, who severally acknowledged that they executed the above instrument.

/s/ Pauline L. Farrell Notary Public Pauline L. Farrell

My commission expires: 1/1/89.

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CERTIFICATE OF OWNERSHIP AND MERGER

         Rowe Furniture Corporation (a Nevada corporation), is currently a wholly-owned subsidiary of Rowe Furniture Corporation (a Virginia corporation). The Boards of Directors and Shareholders of the respective corporations have taken such action as is required under applicable state law to merge Rowe Furniture Corporation (a Virginia corporation) into Rowe Furniture Corporation (a Nevada corporation). The provisions of Nev. Rev. Stat. Section 78.486 having been satisfied, this certification of ownership and merger is submitted pursuant to the provisions of Nev. Rev. Stat. Section 78.486.

CERTIFICATION:

         The undersigned, President and Secretary, of Rowe Furniture Corporation (a Virginia corporation), hereby certify that:

(i) said corporation owns at least 90% of the outstanding shares of each class of the stock of Rowe Furniture Corporation (a Nevada corporation);
(ii) the subject merger calls for the merging of Rowe Furniture Corporation (a Virginia corporation), into Rowe Furniture Corporation (a Nevada corporation);
(iii) that the following resolution of the Board of Directors of Rowe Furniture Corporation (a Virginia corporation), was duly adopted on May 30, 1985:

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RESOLVED, that pursuant to the plan of reorganization adopted by the Board of Directors of Rowe Furniture Corporation (Virginia) on December 6, 1984, notice of which was mailed on or about March 4, 1985, to each shareholder entitled to vote at his or her address as it appears on the records of this Corporation and approved on April 2, 1985 by more than 2/3 of all outstanding shares of the Companys common stock entitled to vote, Rowe Furniture Corporation (Virginia) (as the "merging corporation"), be and hereby is authorized to merge into Rowe Furniture Corporation (Nevada) (as the "surviving corporation), a wholly owned subsidiary of this Corporation, the terms and conditions of which are set forth in the Plan and Agreement of Merger annexed hereto and incorporated herein by reference; and it was

FURTHER RESOLVED, that the officers of this Corporation are hereby authorized and directed to execute such documents and to take such action as may be necessary or appropriate to effectuate the foregoing resolution.

(iv) the surviving corporation shall be Rowe Furniture Corporation (a Nevada corporation);
(v) the parent corporation owns all of the outstanding stock of the only other corporation which is a party to this merger; and
(vi) the proposed merger has been approved by the holders of the majority of the stock of the parent corporation at a meeting of its stockholders called and held after twenty (20) days notice of the purpose of the meeting mailed to each of its stockholders at his or her address as it appears on the records of such corporation.

ROWE VIRGINIA CORPORATION
(a Virginia corporation)

By:	/s/ G.M. Birnbach G. M. Birnbach, President

By:	/s/ D. E. Dye, Jr. D. E. Dye, Jr., Secretary

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County of Arlington	)
) ss:
Commonwealth of Virginia	)

         I, Marlene A. Negri, a Notary Public in and for the aforementioned Commonwealth, do certify that G. M. Birnbach, President of Rowe Furniture Corporation (Virginia), personally known to me as the person who executed the foregoing Certificate, bearing date of the 30th day of May, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation (Virginia), and that he executed said Certificate in his capacity as President.

         Witness my hand and official seal this 30th day of May, 1985.

/s/ Marlene A. Negri Notary Public

[Seal]

County of Arlington	)
) ss:
Commonwealth of Virginia	)

         I, Marlene A. Negri, a Notary Public in and for the aforementioned Commonwealth, do certify that D. E. Dye, Jr., Secretary of Rowe Furniture Corporation (Virginia), personally known to me as the person who executed the foregoing Certificate, bearing date of the 30th day of May, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation (Virginia), and that he executed said Certificate in his capacity as Secretary.

         Witness my hand and official seal this 30th day of May, 1985.

/s/ Marlene A. Negri Notary Public

[Seal]
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THE PLAN AND AGREEMENT OF MERGER

This Plan and Agreement of Merger is made and entered into as of this 30th day of May 1985, by and between Rowe Furniture Corporation, a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (hereinafter called "the merging corporation"), and Rowe Furniture Corporation, a corporation duly organized and validly existing under the laws of the State of Nevada as a wholly owned subsidiary of the merging corporation (hereinafter called "the surviving corporation"). Said corporations shall hereinafter sometimes be collectively referred to as "the constituent corporations".

WITNESSETH:

WHEREAS, the surviving corporation was organized as a wholly owned subsidiary of the merging corporation for the sole purpose of reincorporating the merging corporation in the State of Nevada pursuant to this Plan and Agreement of Merger; and

WHEREAS, the authorized capital stock of the merging corporation is 5,000,000 shares of common stock, par value $1.00 per share of which 2,477,066 shares are issued and outstanding; and

WHEREAS, the authorized capital stock of the surviving corporation is 5,000,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding; and

WHEREAS, the Boards of Directors of the constituent corporations deem it advisable for the general welfare and advantage of the constituent corporations that the merging corporation be merged into the surviving corporation under the terms and conditions set forth hereinbelow and pursuant to the laws of the Commonwealth of Virginia and the State of Nevada;

NOW. THEREFORE, the following Plan and Agreement of Merger is submitted:

ARTICLE I

Merger

The merging corporation shall be merged into the surviving corporation as of the effective date of the merger, and the surviving corporation shall continue its corporate existence following the merger. The separate existence of the merging corporation shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Plan and Agreement of Merger and except as continued in the surviving corporation.

ARTICLE II

Effective Date of the Merger

The effective date of the merger shall be the latter of (a) the date on which the Certificate of Merger is issued by the State Corporation Commission of the State of Virginia or (b) the date on which this fully executed Plan and Agreement of Merger is accepted for filing by the Secretary of State of Nevada.

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ARTICLE III

Governing Law; Articles of Incorporation

The laws which are to govern the surviving corporation following the merger are the laws of the State of Nevada. The Articles of Incorporation of the surviving corporation, which are attached hereto as Exhibit I and incorporated herein by reference, shall remain in effect as of the effective date of the merger and until the same shall be amended in accordance with the laws of the State of Nevada. Said Articles of Incorporation of the surviving corporation are substantially identical to the existing Articles of Incorporation of the merging corporation.

ARTICLE IV

By-Laws

The By-Laws of the surviving corporation, which are attached hereto as Exhibit I and incorporated herein by reference, shall remain in effect as of the effective date of the merger and until the same shall be amended in accordance with the laws of the State of Nevada. Said By-Laws of the surviving corporation are substantially identical to the existing By-Laws of the merging corporation.

ARTICLE V

Directors and Officers

The members of the Board of Directors and the officers of the surviving corporation immediately after the effective date of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of the merging corporation immediately prior to the effective date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws, or until their respective successors are elected and qualified.

ARTICLE VI

Effect of the Merger

On the effective date of the merger, the surviving corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, and powers both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to either of said constituent corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the surviving corporation, and the title to any real estate vested by deed or otherwise in either of said constituent corporations shall become the property of the surviving corporation and shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either of said constituent corporations shall be preserved unimpaired, as of the effective date of the merger, and all debts, liabilities and duties of said constituent corporations, respectively, shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

ARTICLE VII

Method of Conversion

The method of carrying into effect the merger provided in this Plan and Agreement of Merger, and the manner and basis of converting the shares of the merging corporation into the shares of the surviving corporation are as follows:

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(1) Each full share of the common stock of the merging corporation, exclusive of shares held in the treasury of the merging corporation, shall be converted into and become one (1) full share of the common stock of the surviving corporation; and each fractional share of common stock of the merging corporation, exclusive of fractional shares held in the treasury of the merging corporation, shall be converted into and become an equivalent fractional share of common stock of the surviving corporation; and

(2) Each full or fractional share of common stock of the merging corporation held in its treasury shall be cancelled and extinguished, and all rights with respect thereto shall cease and determine.

(3)         The initially issued one hundred (100) shares of common stock of the surviving corporation shall be deemed to be automatically redeemed and shall be cancelled.

ARTICLE VIII

Employee Benefit Plans

The terms of all employee benefit plans of the merging corporation will not be changed or affected by the merger, although the coverage of such plans may be expanded to include employees of the surviving corporation. The surviving corporation will succeed to all of the rights, privileges, obligations, and liabilities of the merging corporation existing by virtue of such plans immediately prior to the merger. The options and rights to acquire shares of the common stock of the merging corporation under its stock option plans which are outstanding at the time of the merger will be converted into options or rights to purchase the same number of shares of the surviving corporation's common stock on the same terms and conditions in effect immediately prior to the merger. Future options and rights granted under such plans will be for shares of the surviving corporation's common stock.

ARTICLE IX

Rights of Shareholders

After the effective date of the merger, each holder of a certificate or certificates which theretofore represented shares of common stock of the merging corporation shall cease to have any rights as a shareholder of the merging corporation, except such as are expressly reserved to such shareholders by statute, and each outstanding certificate theretofore representing fully paid and non-assessable shares of the common stock of the merging corporation shall for all purposes represent an equal number of fully paid and non-assessable shares of the common stock of the surviving corporation. After the effective date of the merger, any holder of a certificate or certificates which theretofore represented shares of the common stock of the merging corporation may, but shall not be required to, surrender the same to the Transfer Agent of the surviving corporation, The Riggs National Bank, P.O. Box 2651, Washington, D.C. 20013, and shall thereupon be entitled to receive in exchange therefor a certificate or certificates representing the number of fully paid and non-assessable shares of the common stock of the surviving corporation into which the fully paid and non-assessable shares of common stock of the merging corporation theretofore represented by such certificate or certificates shall have been converted.

ARTICLE X

Accounting Matters

The assets and liabilities of the constituent corporations as of the effective date of the merger shall be taken up on the books of the surviving corporation at the amounts at which they shall be carried at that time on the books of the respective constituent corporations. The amount of capital of the surviving corporation after the merger shall be equal to the capital of the merging corporation immediately before the merger.

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ARTICLE XI

Abandonment

This Plan and Agreement of Merger may be abandoned by the merging corporation, acting by its Board of Directors, at any time prior to the issuance of a Certificate of Merger by the State Corporation Commission of Virginia and upon notice to such Commission. In the event of abandonment of this Plan and Agreement of Merger, notice thereof shall be given by the Board of Directors of the merging corporation so terminating to the surviving corporation, and thereupon, this Plan and Agreement of Merger shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of either of the constituent corporations or of its Board of Directors or shareholders. Upon abandonment, the surviving corporation will be dissolved and terminated.

ARTICLE XII

Approval by Shareholders; and
Expenses and Rights of Dissenting Shareholders

This Plan and Agreement of Merger is subject to approval by the affirmative vote of more than two-thirds (2/3) of the issued and outstanding shares of common stock of the merging corporation. If approval is secured by the shareholders of the merging corporation as provided herein, then the Board of Directors of the merging corporation, in its capacity as the sole shareholder of the surviving corporation, shall forthwith approve this Plan and Agreement of Merger in its shareholder capacity. Any shareholder of record of any shares of the merging corporation is entitled to dissent and demand the fair value (excluding any appreciation or depreciation solely in anticipation of the proposed corporate action) of his shares from the surviving corporation. The exercise of the shareholders right to dissent and to receive the fair value of his shares of stock in the merging corporation is subject to the conditions and contingencies set forth in Title 13.1-75 of the Code of Virginia (1950), as amended. The merging corporation shall give all appropriate notices to shareholders pursuant to Title 13.1-75 of the Code of Virginia (1950), as amended, setting forth the rights of the shareholders to object to the transaction and exercise their right to receive the fair value of their shares of common stock of the merging corporation. Such notices shall also set forth the contingencies contained in Title 13.1-75 of the Code of Virginia (1950). as amended, relating to the requirements which must be undertaken by shareholders to exercise their right of dissent and right to receive the fair value of their shares of common stock of the merging corporation. The surviving corporation shall pay all expenses of carrying this plan of merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the merging corporation may be entitled to receive by reason of the merger. If the Plan and Agreement of Merger is not approved by more than two-thirds (2/3) of the issued and outstanding shares of the common stock of the merging corporation, then, in that event, the surviving corporation will be dissolved and terminated.

ARTICLE XIII

Service of Process on Surviving Corporation

The surviving corporation agrees that it may be served with process in the Commonwealth of Virginia in any proceeding for enforcement of any obligation of the merging corporation, as well as for the enforcement of any obligation of the surviving corporation, arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of Title 13.1-75 of the Code of Virginia (1950), as amended, and hereby irrevocably appoints the Clerk of the Virginia State Corporation Commission as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to Rowe Furniture Corporation, 239 Rowan Street, Salem, Virginia 24153, until further notice.

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ARTICLE XIV

Business Activity of Surviving Corporation

Pending the merger, the surviving corporation shall not engage in any business activity.

IN WITNESS WHEREOF, the merging corporation and the surviving corporation, with the intent to be legally bound thereby have caused this Plan and Agreement of Merger to be executed by their duly authorized officers as of the date first above written, each under the authority of their respective Board of Directors.

ROWE FURNITURE CORPORATION

By	/s/ G. M. Birnbach G. M. Birnbach, President

By	/s/ D. E. Dye, Jr. D.E. Dye, Jr., Secretary

ROWE FURNITURE CORPORATION (NEVADA)

By	/s/ G. M. Birnbach G. M. Birnbach, President

By	/s/ D. E. Dye, Jr.
D.E. Dye, Jr., Secretary

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CERTIFICATE OF REDUCTION IN CAPITAL

Rowe Furniture Corporation (Nevada)

         The undersigned hereby certify that the following Resolution was adopted by the Board of Directors of Rowe Furniture Corporation (a Nevada Corporation) on May 30, 1985 and that the reduction of capital was made without the requirement of any vote or consent of stockholders pursuant to Nev. Rev. Stat. §§ 78.415 and 78.420.

RESOLVED, that the capital of this Corporation be reduced by the stated sum of $100.00 to reflect the automatic redemption and cancellation of the initial one-hundred (100) shares issued to Rowe Furniture Corporation (Virginia) [pursuant to terms of a Plan and Agreement of Merger between this Corporation and Rowe Furniture Corporation (Virginia)].

Date: May 30, 1985

/s/ G.M. Birnbach G. M. Birnbach, President

/s/ D. E. Dye, Jr. D. E. Dye, Jr., Secretary
County of Arlington	)
) ss:
Commonwealth of Virginia	)

         I, Marlene A. Negri, a Notary Public in and for the aforementioned Commonwealth, do certify that G. M. Birnbach, President of Rowe Furniture Corporation (Nevada), personally known to me as the person who executed the foregoing Certificate, bearing date of the 30th day of May, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation (Nevada), and that he executed said Certificate in his capacity as President.

         Witness my hand and official seal this 30th day of May, 1985.

/s/ Marlene A. Negri Notary Public

[Seal]

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County of Arlington	)
) ss:
Commonwealth of Virginia	)

         I, Marlene A. Negri, a Notary Public in and for the aforementioned Commonwealth, do certify that D. E. Dye, Jr., Secretary of Rowe Furniture Corporation (Nevada), personally known to me as the person who executed the foregoing Certificate, bearing date of the 30th day of May, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation (Nevada), and that he executed said Certificate in his capacity as Secretary.

         Witness my hand and official seal this 30th day of May, 1985.

/s/ Marlene A. Negri Notary Public

[Seal]

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CERTIFICATE OF REDUCTION IN CAPITAL

Rowe Furniture Corporation

         The undersigned hereby certify that the following Resolution was adopted by the Board of Directors of Rowe Furniture Corporation on August 1, 1985 and that the reduction of capital was made without the requirement of any vote or consent of stockholders pursuant to Nev. Rev. Stat, §§ 78.415 and 78.420.

RESOLVED, that the capital of this Corporation be reduced by the stated sum of $5.00 to reflect the purchase and cancellation of five (5) shares of the Corporation's common stock acquired from Joseph Monette and Teresa Monette, as joint tenants, certificate number B27512, presently owned by the Corporation and held as treasury stock.

Date: August 1, 1985

/s/ G.M. Birnbach G. M. Birnbach, President

/s/ D. E. Dye, Jr. D. E. Dye, Jr., Secretary
County of Arlington	)
) ss:
Commonwealth of Virginia	)

         I, Susan Smith, a Notary Public in and for the aforementioned Commonwealth, do hereby certify that G. M. Birnbach, President of Rowe Furniture Corporation, personally known to me as the person who executed the foregoing Certificate, bearing date of the 1st day of August, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation, and that he executed said Certificate in his capacity as President.

         Witness my hand and official seal this 1st day of August, 1985.

/s/ Susan Smith Notary Public

[Seal]

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         I, Susan Smith, a Notary Public in and for the aforementioned Commonwealth, do certify that D. E. Dye, Jr., Secretary of Rowe Furniture Corporation, personally known to me as the person who executed the foregoing Certificate, bearing date of the lst day of August, 1985, personally appeared before me in said Commonwealth and acknowledged said instrument to be his act and deed on behalf of Rowe Furniture Corporation, and that he executed said Certificate in his capacity as Secretary.

         Witness my hand and official seal this 1st day of August, 1985.

/s/ Susan Smith Notary Public

[Seal]

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CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION OF

ROWE FURNITURE CORPORATION

         ROWE FURNITURE CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Nevada (hereinafter called the "Corporation"), hereby certifies to the Secretary of State of Nevada that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended by eliminating Article FIFTH of the Articles of Incorporation and substituting in lieu thereof the following:

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the 1986 annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         SECOND: The Articles of Incorporation of the Corporation are hereby amended by eliminating Article NINTH of the Articles of Incorporation and substituting in lieu thereof the following:

NINTH: The power to make, alter, or repeal the Bylaws, and to adopt any new Bylaw, shall be vested in the Board of Directors and, to the extent described below, the corporation's stockholders. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation to the contrary, the stockholders of the corporation may alter, amend, repeal or adopt Bylaws of the corporation only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock entitled to vote for the election of directors.

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         THIRD: The Articles of Incorporation of the Corporation are hereby amended by the addition of a new Article ELEVENTH as follows:

ELEVENTH: Business Combinations
Paragraph 1. Rights of Stockholders

The affirmative vote of the holders of 75 percent or more of the outstanding Voting Shares, voting separately as a single class, shall be required for the approval or authorization of any Business Combination, provided, however, that the 75 percent voting requirement shall not be applicable and such Business Combination shall be approved by the vote required by law or by any other provision of the Articles if either:

(1) The Business Combination is approved by the Board of Directors of the corporation by the affirmative vote of at least 75 percent of the Continuing Directors, or
(2) All of the following conditions are satisfied:
(a) The aggregate amount of the cash and the fair market value (as determined by 75 percent of the Continuing Directors) of the property, securities or other consideration to be received per share for capital stock of the corporation in the Business Combination by the holders of any class or series of capital stock of the corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees and dealer-management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced; and

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(b) The consideration to be received in such Business Combination by holders of any class or series of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring shares of such class or series of capital stock already owned by it, provided, however, if the Related Person has paid for shares of such class or series of capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by it; and

(c) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and regulations promulgated thereunder, whether or not the corporation is then subject to such requirements, shall be mailed to the stockholders of the corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain in a prominent place at the front thereof (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of the corporation.

Paragraph 2. Definitions and Terms
(1) Definitions With Respect to Article Eleventh For purposes of this Article Eleventh, the following terms shall be defined as follows:

(a) The term "Business Combination" shall mean (1) any merger or consolidation of the corporation or a Subsidiary with a Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in a single transaction or series of related transactions, other than in the ordinary course of business (as determined by 75 percent of the Continuing Directors) to or with a Related Person of any assets of the corporation or a Subsidiary having an aggregate fair market value (as determined by 75 percent of the Continuing Directors) of $1,000,000 or more, (iii) the issuance or transfer by the corporation of any shares of Voting Stock or securities convertible into such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (iv) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (v) the adoption of any plan or proposal for the liquidation or dissolution of the corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (vi) any merger or consolidation of the corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, bylaws or similar governing instrument, which is substantially identical to this Article Eleventh, and (vii) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Paragraph 2(1) (a).

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(b) The term "Related Person" shall mean any individual, partnership, corporation, trust or other Person which, together with its "affiliates" and "associates" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1986, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Shares beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act as in effect on said date) an aggregate of ten percent or more of the outstanding Voting Shares of the corporation. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such arrangement, contract or other arrangement or understanding shall be deemed a single Related Person for purposes of this Article Eleventh. A person who is a Related Person as of either (a) the time any definitive agreement relating to a Business Combination is entered into, or (b) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (c) immediately prior to the consummation of a Business Combination shall be deemed a Related Person for purposes of this Article Eleventh.

(c) The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

(d) The term "Person" shall have the same meaning as defined by Section 3(a) (9) of the Securities Exchange Act of 1934 as in effect on January 1, 1986.
(e) The term "Subsidiary" shall mean any association, corporation or other entity of which the Person in question owns, directly or indirectly, not less than 50 percent of any class of equity securities.

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(f) The term "Voting Shares" shall mean any shares of the corporation entitled to vote generally in the election of directors.
(g) The term "Entire Board of Directors" shall mean the total number of directors which the corporation would have if there were no vacancies.
(h) The term "Market Value" shall mean the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if the shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as 75 percent of the Continuing Directors shall determine.

(2) Certain Determinations
(a) A Related Person shall be deemed for purposes of this Article Eleventh to have acquired a share of the corporation at the time when such Related Person became the beneficial owner thereof. With respect to shares owned by affiliates, associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.

(b) For purposes of Paragraph 1(2) (a) of this Article Eleventh, in the event of a Business Combination upon consummation of which the corporation would be the surviving entity or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the corporation will be effected), the term "other consideration to be received" shall include (without limitation) common stock or other capital stock of the corporation (other than Related Persons who are parties to such Business Combination).

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(3) Fiduciary Obligations
Nothing contained in this Article Eleventh shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
Paragraph 3. Amendment and Repeal

Notwithstanding any other provision of these Articles or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be permitted by law) any amendment, addition, alteration, change or repeal of this Article Eleventh, or any other amendment of these Articles or Bylaws of the corporation inconsistent with or modifying or permitting circumvention of this Article Eleventh, must first be proposed by the board of directors of the corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Shares of the corporation, voting as a single class; provided, however, that this Paragraph 3 shall not apply to, and such 75 percent vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to the stockholders of the corporation by the affirmative vote of not less than 75 percent of the Continuing Directors. For the purposes of this Paragraph 3 only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Directors" shall be deemed to mean the Entire Board of Directors.

         FOURTH: The Articles of Incorporation of the Corporation are hereby amended by the addition of a new Article TWELFTH as follows:

TWELFTH: Subject to any limitation imposed by law, any of the provisions of these Articles of Incorporation may be amended, altered or repealed by the vote of holders of seventy-five percent (75%) or more of the outstanding shares of capital stock entitled to vote for the election of directors.

Notwithstanding any other provision of these Articles and Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be permitted by law) any amendment, addition, alteration, change or repeal of this Article Twelfth, or any other amendment of these Articles or the Bylaws of the corporation inconsistent with or modifying or permitting circumvention of this Article Twelfth, must first be proposed by the Board of Directors of the corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least 75 percent of the then outstanding shares of capital stock of the corporation entitled to vote in the election of directors, voting as a single class; provided, however, that this 75 percent vote shall not be required for any such amendment, addition, alteration, change or repeal recommended to the stockholders of the corporation by the affirmative vote of not less than 75 percent of the directors then in office.

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         FIFTH: The foregoing amendments to the Articles of Incorporation of the Corporation were approved and declared advisable by the unanimous vote of the Board of Directors at a meeting held on January 23, 1986. The foregoing amendments were approved by a majority vote of the Corporation's stockholders at the annual meeting of stockholders held on April 1, 1986.

         SIXTH: The foregoing amendments to the Articles of Incorporation of the Corporation had been approved by the directors and stockholders in the manner and by the vote required by NRS 78.385 and 78.390.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its President and its corporate seal to be hereunto affixed the 9th day of May, 1986.

ROWE FURNITURE CORPORATION
ATTEST:
	By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, President
/s/ D.E. Dye, Jr. D. E. Dye, Jr. Secretary

COMMONWEALTH OF VIRGINIA	)
) ss:
COUNTY OF ARLINGTON	)

I, the undersigned, a notary public in and for the Commonwealth of Virginia, City of Arlington, do hereby certify that Gerald M. Birnbach, President of Rowe Furniture Corporation, whose name is signed to the foregoing writing and hereto annexed, bearing date of the 9th day of May, 1986, personally appeared before me on this 9th day of May, 1986, in my aforesaid jurisdiction and acknowledged said writing to be his act and deed on behalf of said Corporation.

/s/ Marlene A. Negri Notary Public

My commission expires:         10-23-89

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COMMONWEALTH OF VIRGINIA	)
) ss:
CITY OF SALEM	)

         I, the undersigned, a notary public in and for the Commonwealth of Virginia, City of Salem, do hereby certify that D. E. Dye, Jr., Secretary of Rowe Furniture Corporation, whose name is signed to the foregoing writing and hereto annexed, bearing date of the 9th day of May, 1986, personally appeared before me on this 9th day of May, 1986 in my aforesaid jurisdiction and acknowledged said writing to be his act and deed on behalf of said Corporation.

/s/ Deborah C. Williams Notary Public

My commission expires: _______________

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CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

ROWE FURNITURE CORPORATION

         We the undersigned Gerald M. Birnbach and Arthur H. Dunkin, the president and secretary, respectively, of Rowe Furniture Corporation do hereby certify:

1. That the Board of Directors of said corporation at a meeting duly convened and held on the 8th day of December 1992, adopted a resolution to amend the original articles as follows:

"RESOLVED, that in order to provide for future corporate requirements, the amount of authorized shares (par value of $1.00 per share) be increased from 5 million to 20 million, subject to stockholder approval at the next annual meeting of stockholders."

2. That Article FOURTH is hereby amended to read as follows:

FOURTH: The amount of the total authorized capital stock of the corporation shall be TWENTY MILLION DOLLARS ($20,000,000) consisting of one (1) class of TWENTY MILLION (20,000,000) shares of common voting stock, par value $1.00 per share.

No holder of any share of the common stock of this corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to subscribe to, purchase, or acquire any common stock, preferred stock, convertible stock, or any other security issued or to be issued by this corporation, or to any rights, warranties, or options to purchase any thereof.

3. That, the number of shares of the corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation were four million sixty thousand seven hundred seventy-five (4,060,775); that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding as least a majority of each class of stock outstanding and entitled to vote thereon, as follows:

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3,621,453	shares of the common stock ($1.00 par value per share) voted in favor of the proposed amendment
23,761	shares of the common stock ($1.00 par value per share) voted against the proposed amendment
7,238	shares of the common stock ($1.00 par value per share) abstaining
408,323	shares of the common stock ($1.00 par value per share) not voting.
ROWE FURNITURE CORPORATION

By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, President

By:	/s/Arthur H. Dunkin Arthur H. Dunkin, Secretary
County of Arlington	)
) ss:
Commonwealth of Virginia	)

         On the 30th day of April, 1993, personally appeared before me, a Notary Public, Gerald M. Birnbach, the President of Rowe Furniture Corporation, who acknowledged that he executed the above instrument.

/s/ Marlene A. Negri Notary Public

My commission expires: 8-31-93

Commonwealth of Virginia	)
) ss:
City of Salem	)

On the 30th day of April, 1993, personally appeared before me, a Notary Public, Arthur H. Dunkin, the Secretary of Rowe Furniture Corporation, who acknowledged that he executed the above instrument.

/s/ Deborah C. Jacks Notary Public

My commission expires: _______________

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ARTICLES OF MERGER

OF

ROWE TRANSPORTATION, INC (a Nevada corporation)

AND

ROWE FRANCHISING, INC (a Nevada corporation)

INTO

ROWE FURNITURE CORPORATION

(a Nevada corporation)

         FIRST: Rowe Furniture Corporation (hereinafter referred to as the "Parent Entity"), an entity of the jurisdiction of the State of Nevada, owns all of the outstanding shares of each class of Rowe Transportation, Inc. (hereinafter referred to as the "Subsidiary Entity One"), an entity of the jurisdiction of the State of Nevada, and all of the outstanding shares of each class of Rowe Franchising, Inc. (hereinafter referred to as the "Subsidiary Entity Two"), an entity of the jurisdiction of the State of Nevada.

         SECOND: A plan of merger was adopted by the Parent Entity whereby Subsidiary Entity One and Subsidiary Entity Two are to be merged into the Parent Entity.

         THIRD: Approval of the owners of the Parent Entity, Subsidiary Entity One or Subsidiary Entity Two was not required pursuant to NRS §78.457.

         FOURTH: The plan of merger is attached hereto in its entirety.

         FIFTH: The Parent Entity designates the following address as the address to which the Secretary of State of the State of Nevada is to mail any process served on him or her against the entity:

Rowe Furniture Corporation c/o The Corporation Trust Company of Nevada One East First Street Reno, Washoe County, Nevada 89501

         SIXTH: This merger shall be effective at 11:59:59 p.m. on December 3, 1995.

ROWE FURNITURE CORPORATION a Nevada corporation

By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, President

By:	/s/Arthur H. Dunkin Arthur H. Dunkin, Secretary/Treasurer

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State of Virginia	)
) ss:
County of Arlington	)

         On November 22, 1995, personally appeared before me, a Notary Public, Gerald M. Birnbach and Arthur H. Dunkin who acknowledged that they executed the above instrument.

/s/ Deborah C. Jacks
4/1/98 My commission expires

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AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, is dated this 21st day of November, 1995, pursuant to Sections 78.451 through 78.466 of the Nevada Revised Statutes among ROWE FURNITURE CORPORATION, a Nevada corporation, with its principal place of business at 1725 Jefferson-Davis Highway, Suite 809, Arlington, Virginia 22202 (the 'Surviving Corporation), ROWE TRANSPORTATION, INC., a Nevada corporation, with its principal place of business at 239 Rowan Street, Salem, Virginia 24153, and ROWE FRANCHISING, INC., a Nevada corporation, with its principal place of business at 239 Rowan Street, Salem, Virginia 24153. ROWE TRANSPORTATION, INC. AND ROWE FRANCHISING, INC. shall hereinafter be collectively referred to as the "Merged Corporations."

WITNESSETH:

         WHEREAS, the Surviving Corporation owns all of the issued and outstanding shares of the capital stock of each of the Merged Corporations;

         WHEREAS, the Surviving Corporation and the Merged Corporations desire to merge into a single corporation;

         WHEREAS, the Surviving Corporation and the Merged Corporations desire to achieve such merger all in a manner consistent with Sections 332, 337 and 368(a)(1)(A) & (D) of the Internal Revenue Code of 1986, as amended, and applicable federal and state laws; and

         WHEREAS, the Surviving Corporation will remain as the surviving corporation and will assume all of the assets and liabilities of the Merged Corporations; including, but not limited to all of the Merged Corporations' liabilities and obligations arising out of any and all leases to which either of them is a party or a third-party guarantor.

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         NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: The Surviving Corporation hereby merges into itself the Merged Corporations, and the Merged Corporations shall be and hereby are merged into the Surviving Corporation, which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of the Surviving Corporation as in effect as of the Effective Time (as hereinafter defined) shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of the capital stock of the Surviving Corporation and the Merged Corporations into the shares or other securities of the surviving Corporation shall be as follows:

                  (a) Each share of common stock of the Surviving Corporation, which shall be issued and outstanding as of the Effective Time, shall remain issued and outstanding.

                  (b) Each of the shares of the capital stock of the Merged Corporations which shall be outstanding as of the Effective Time, and all rights in respect thereof, shall be cancelled and shall neither be changed nor converted into any shares of the common stock of the Surviving Corporation.

         FOURTH: The other terms and conditions of the merger are as follows:

                  (a) The bylaws of the Surviving Corporation as they shall exist as of the Effective Time shall be and remain the bylaws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.

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                  (b) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                  (c) Ths merger shall become effective at 11:59:59 p.m. Eastern Standard Time on December 3, 1995 (the Effective Time).

                  (d) From and after the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporations shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of the Surviving Corporation and the Merged Corporations shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporations respectively. The Merged Corporations hereby agree from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and Instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporations acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporations or otherwise to take any and all such action.

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                  (e) The Surviving Corporation shall assume all of the liabilities and obligations of the Merged Corporations, including, but not limited to all of the Merged Corporations' liabilities and obligations arising out of any and all leases to which either of them is a party or a third-party guarantor.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the respective Boards of Directors have caused these presents to be executed by the President and attested by the Secretary of each party hereto as the respective act, deed and agreement of said corporations on this 21st day of November, 1995.

ROWE FURNITURE CORPORATION, a Nevada corporation
ATTEST:

/s/Arthur H. Dunkin	By:	/s/ Gerald M. Birnbach
Arthur H. Dunkin, Secretary/Treasurer		Gerald M. Birnbach, President

ROWE TRANSPORTATION, INC., a Nevada corporation
ATTEST:

/s/Arthur H. Dunkin	By:	/s/ Gerald M. Birnbach
Arthur H. Dunkin, Secretary/Treasurer		Gerald M. Birnbach, President

ROWE FRANCHISING, INC., a Nevada corporation
ATTEST:

/s/Arthur H. Dunkin	By:	/s/ Gerald M. Birnbach
Arthur H. Dunkin, Secretary/Treasurer		Gerald M. Birnbach, President

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ARTICLES OF MERGER

OF

ROWE MANUFACTURING, INC. (a Virginia corporation)

INTO

ROWE FURNITURE CORPORATION
(a Nevada corporation)

         FIRST: Rowe Furniture corporation (hereinafter referred to as the "Parent Entity"), an entity of the jurisdiction of the State of Nevada, owns all of the outstanding shares of each class of Rowe Manufacturing, Inc. (hereinafter referred to as the "Subsidiary Entity"), an entity of the jurisdiction of the Commonwealth of Virginia, the laws of which permit this merger.

         SECOND: A plan of merger was adopted by the Parent Entity whereby the Subsidiary Entity is to be merged into the Parent Entity.

         THIRD: Approval of the owners of the Parent Entity and the Subsidiary Entity was not required pursuant to Chapter 92A of the Nevada Revised Statutes.

         FOURTH: The plan of merger is attached hereto in its entirety.

         FIFTH: This merger shall be effective on November 30, 1997.

ROWE FURNITURE CORPORATION, a Nevada corporation

By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, President

By:	/s/Arthur H. Dunkin Arthur H. Dunkin, Secretary/Treasurer
Commonwealth of Virginia	)
) ss:
County of Fairfax	)

         On November 21, 1997, personally appeared before me, a Notary Public, GERALD M. BIRNBACH and ARTHUR H. DUNKIN who acknowledged that they executed the above instrument.

/s/ Marlene A. Negri
Notary Public

My commission expires: 8/31/2001

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AGREEMENT AND PLAN OP MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated this 21st day of November, 1997, is made pursuant to Sections 78.451 through 78.466 of the Nevada Revised Statutes and Section 13.1-719 of the Code of Virginia by and between ROWE FURNITURE CORPORATION, a Nevada corporation, with its principal place of business at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102 (the "Surviving Corporation"), and ROWE MANUFACTURING, INC., a Virginia corporation, with its principal place of business at 239 Rowan Street, Salem, Virginia 24153 (the "Merged Corporation").

WITNESSETH:

         WHEREAS, the Surviving Corporation owns all of the issued and outstanding shares of the capital stock of the Merged Corporation;

         WHEREAS, the Surviving Corporation and the Merged Corporation desire to merge into a single corporation;

         WHEREAS, the Surviving Corporation and the Merged Corporation desire to achieve such merger all in a manner consistent with Sections 332, 337 and 368(a)(1)(A) & (D) of the Internal Revenue Code of 1986, as amended, and applicable federal and state laws; and

         WHEREAS, the Surviving Corporation will remain as the surviving corporation and will assume all of the assets and liabilities of the Merged Corporation, including, but not limited to all of the Merged Corporation's liabilities and obligations arising out of any and all leases to which it is a party or a third-party guarantor.

         NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

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         FIRST: The Surviving Corporation hereby merges into itself the Merged Corporation, and the Merged Corporation shall be and hereby is merged into the Surviving Corporation, which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of the Surviving Corporation as in effect as of the Effective Date (as hereinafter defined) shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of the capital stock of the Surviving Corporation and the Merged Corporation into the shares or other securities of the Surviving Corporation shall be as follows:

                  (a) Each share of common stock of the Surviving Corporation, which shall be issued and outstanding as of the Effective Date, shall remain issued and outstanding.

                  (b) Each of the shares of the capital stock of the Merged Corporation which shall be outstanding as of the Effective Date, and all rights in respect thereof, shall be canceled and shall neither be changed nor converted into any shares of the common stock of the Surviving Corporation.

         FOURTH: The other terms and conditions of the merger are as follows:

                  (a) The By-laws of the Surviving Corporation as they shall exist as of the Effective Date shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.

                  (b) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of stockholders, unless earlier removed in accordance with the term and provisions of the By-laws of the Surviving Corporation, and until their successors shall have been elected and qualified.

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                  (c) This merger shall become effective on November 30, 1997 (the "Effective Date").

                  (d) From and after the Effective Date, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of the Surviving Corporation and the Merged Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation respectively. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

                  (e) The Surviving Corporation shall assume all of the liabilities and obligations of the Merged Corporation, including, but not limited to all of the Merged Corporation's liabilities and obligations arising out of any and all leases to which it is a party or a third-party guarantor.

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         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the Chairman of the Board and President and attested by the Secretary of each party hereto as the respective act, deed and agreement of said corporations as of the date first hereinabove written.

ROWE FURNITURE CORPORATION, a Nevada corporation
ATTEST:

/s/Arthur H. Dunkin Arthur H. Dunkin, Secretary-Treasurer	By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, Chairman of the Board and President
ROWE MANUFACTURING, INC., a Virginia corporation
ATTEST:

/s/Arthur H. Dunkin Arthur H. Dunkin, Secretary-Treasurer	By:	/s/ Gerald M. Birnbach Gerald M. Birnbach, Chairman of the Board and President

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CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

ROWE FURNITURE CORPORATION

Name of Corporation

We the undersigned	Gerald M. Birnbach	and
President
Arthur H. Dunkin	of	Rowe Furniture Corporation
Secretary		Name of Corporation
do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of March, 1999, adopted a resolution to amend the original articles as follows:

         Article First is hereby amended to read as follows:

         FIRST: The name of the Corporation is The Rowe Companies.

The first sentence of Article Fourth is hereby amended to read as follows:

FOURTH: The amount of the total authorized capital stock of the corporation shall be FIFTY MILLION DOLLARS (50,000,000) consisting of one (1) class of FIFTY MILLION (50,000,000) shares of common voting stock, par value 1.00 per share.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 12,291,608; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Gerald M. Birnbach President
/s/ Arthur H. Dunkin Secretary
State of Virginia	)
) ss:
County of Arlington	)

         On March 31, 1999, personally appeared before me, a Notary Public, Gerald M. Birnbach and Arthur H. Dunkin (Names of Persons Appearing and Signing Document) who acknowledged that they executed the above instrument.

/s/ Marlene A. Negri Signature of Notary
My Commission Expires:

              [NOTARY STAMP OR SEAL]

End